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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                       Date of Report (date of earliest
                        event reported): March 5, 1997


                      INTEGRATED PROCESS EQUIPMENT CORP.
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            (Exact name of Registrant as specified in its charter)


         Delaware                      0-20470                   77-0296222
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(State or other jurisdiction       (Commission File           (I.R.S. Employer
    of incorporation or                 Number)              Identification No.)
       organization)

                                911 Bern Court
                              San Jose, CA  95112
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         (Address, including zip code, of principal executive offices)

      Registrant's telephone number, including area code:  (408) 436-2170


                                Not Applicable
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         (Former name or former address, if changed since last report)
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Item 5.  Other Events
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     Integrated Process Equipment Corp. (the "Company" or "IPEC") announced on
March 5, 1997 that it has filed a registration statement with the Securities and Exchange Commission relating to a proposed public offering of 3,000,000 shares of Common Stock. All of the shares will be offered by the Company.

     The Company also announced on March 5, 1997 the adoption of a stockholder rights plan (the "Plan"). Under the Plan, the Board of Directors have declared a dividend distribution of one Preferred Share Purchase Right ("Right") on each outstanding share of IPEC's Common Stock and Class A Common Stock ("Common Shares"). The dividend distribution will be made on May 5, 1997, to stockholders of record on May 5, 1997. The Rights will expire on January 23, 2007.

     Each Right will entitle stockholders to buy one share of IPEC's Series D Participating Preferred Stock at an exercise price of $120.00. The Rights may become exercisable following the tenth day after a person or group announces acquisition of 15% or more of IPEC's Common Shares or announces commencement of a tender offer or exchange offer, the consummation of which would result in ownership by the person or group of 15% or more of the Common Shares. IPEC will be entitled to redeem the Rights at $0.01 per Right at any time on or before the tenth day following acquisition by a person or group of 15% or more of IPEC's Common Shares.

     If, prior to redemption of the Rights, a person or group acquires 15% or more of IPEC's Common Shares, each Right not owned by a holder of 15% or more of the Common Shares will entitle its holder to purchase, at the Right's then current exercise price, that number of Common Shares of IPEC (or, in certain circumstances as determined by the Board, cash, other property or other securities) having a market value at that time of twice the Right's exercise price. If, after the tenth day following acquisition by a person or group of 15% or more of IPEC's Common Shares, IPEC sells more than 50% of its assets or earning power or is acquired in a merger or other business combination transaction, the acquiring person must assume the obligations under the Rights and the Rights will become exercisable to acquire common stock of the acquiring person at the discounted price. At any time after an event triggering exercisability of the Rights at a discounted price and prior to the acquisition by the acquiring person of 50% or more of the outstanding Common Shares, the Board of Directors of IPEC may exchange the Rights (other than those owned by the acquiring person or its affiliates) for Common Shares of IPEC at an exchange ratio of one Common Share per Right.

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     Pursuant to the requirements of the Securities Exchange Act of 1934,
Integrated Process Equipment Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         Integrated Process Equipment Corp.


                         By:   /s/ John S. Hodgson
                             ---------------------
                                   Vice President and Chief Financial Officer


Date: March 6, 1997

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